Exhibit 99.1

Contacts:	Media Relations
Investor Relations	Ed Bryson
Glenn Etherington	Public Relations Manager
Chief Financial Officer	(972) 543-5117
(972) 403-8501	ebryson@metasolv.com
getherington@metasolv.com

METASOLV REPORTS FIRST QUARTER FINANCIAL RESULTS

PLANO, TEXAS, April 28, 2004 - MetaSolv, Inc. (Nasdaq: MSLV), a global leader in communications management solutions for traditional and next-generation networks and services, today announced financial results for the first quarter ended March 31, 2004.

Revenues for the quarter increased to $19.6 million from fourth quarter 2003 revenues of $19.4 million, and declined 7% compared to first quarter 2003 revenues of $21.1 million. MetaSolv’s reported net loss improved 77% to $6.4 million, or $0.17 per share, compared with a loss of $28 million, or $0.73 per share, in the fourth quarter of 2003, and improved 35% from a net loss of $9.9 million, or $0.26 per share, for the first quarter last year.

On a pro forma basis, the company’s first quarter net loss improved 31% to $3.1 million, or $0.08 per share, compared to a pro forma net loss of $4.5 million, or $0.12 per share, for the previous quarter. For the first quarter of the prior year, the company’s pro forma net loss was $3.5 million, or $0.09 per share. The 2003 first quarter pro forma results include a tax benefit of $2.2 million, or $0.06 per share, while potential tax benefits are not reflected in the 2004 results.

Pro forma results exclude amortization of intangible assets, stock compensation expense, in-process research and development write-offs, restructuring and other costs, goodwill impairment, income tax benefits and gains on investments. (Please see page 6 for a complete reconciliation of pro forma results with those reported under accounting principles generally accepted in the United States of America).

“MetaSolv’s results for the first quarter of 2004 met our financial guidance, showed the second straight quarter of improved pro forma financial performance, and demonstrated that we are making steady progress in an industry environment that we believe is gradually stabilizing,” said Curtis Holmes, MetaSolv President and Chief Executive Officer. “During the quarter we secured major new business with several top tier existing customers, and won new customers from diverse global regions across our complete solution portfolio. In addition, we completed significant enhancements to our core inventory management and IP service activation solutions, which will provide increased value to our customers.”

Highlights of MetaSolv’s first quarter results include:

•	25% sequential growth in first quarter license revenues from the fourth quarter of 2003;

•	Winning new business during the quarter, split evenly between new customers and MetaSolv’s existing global installed base. Key wins include:

•	a multi-million dollar agreement for our inventory management solution with a major North American wireless carrier;

•	an inventory and order management agreement with a major European ISP;

•	a major purchase of MetaSolv’s network mediation solution by a leading Canadian incumbent service provider; and

•	securing a leading long distance service provider in Mexico as a new customer.

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MetaSolv Reports First Quarter Results

April 28, 2004

•	Continued progress in furthering strategic initiatives, including achieving:

•	67% of total revenue from tier one service providers;

•	64% of revenue from outside the United States; and

•	22% of revenue from mobile service providers.

•	Maintenance of a strong balance sheet position, with no debt at the end of the first quarter and cash and marketable securities of $37 million.

“These results reflect our core strengths as an OSS industry leader – winning business around the world by selling to our large customer base, adding new customers across our comprehensive product portfolio, and focusing on growth areas of mobile and IP-based services and network convergence,” said Holmes. “We believe our continued progress will accelerate with an expected recovery in the telecommunications industry, and we are committed to executing our strategic plan while working aggressively to manage costs.”

Based on the company’s results for the first quarter, the pipeline of potential contracts, and expectations concerning the business environment, MetaSolv today established its guidance for revenues for the second quarter of 2004 in a range of $19 million to $21 million. The company also established guidance for its net loss for the period of between $0.08 and $0.13 per share. The projected net loss includes approximately $2.0 to $2.5 million in charges related to amortization of intangible assets and restructuring costs. Excluding these charges, the company expects to report a pro forma net loss of between $0.03 and $0.07 per share.

“While our guidance for the second quarter reflects limited revenue visibility in the short-term, we remain confident of the long-term growth potential of the telecom industry and MetaSolv’s future opportunity,” said Holmes. “With the concerted efforts of our experienced team, MetaSolv is making steady progress on our path to achieve positive operating cash flow, and moving closer to our goal of returning to profitability.”

The statements contained in this release are forward-looking statements, and the achievement of these targets is dependent not only on MetaSolv’s continued execution of its goals, but also on risks and uncertainties listed below, that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.

Conference call notice

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet by going to www.metasolv.com (click on the link to Investor Relations) and at www.streetevents.com. The on-line replay will be available shortly after the call and continue for 30 days.

A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Wednesday, April 28, through May 5. The dial-in replay number is 719-457-0820, and the confirmation number is 582594.

About MetaSolv

MetaSolv, Inc. (Nasdaq:MSLV) is a global leader in comprehensive service fulfillment software solutions for communications service providers. MetaSolv’s multi-service order management, inventory management, and service activation capabilities automate the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. More than 180 global service providers – including Brasil Telecom, Bell Canada, BT, Cable & Wireless, Nextel, O2, T-Mobile, Vodafone, and others – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

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MetaSolv Reports First Quarter Results

April 28, 2004

This press release contains forward-looking statements that are based upon current expectations and assumptions and involve a number of risks and uncertainties. Actual results could differ materially from MetaSolv’s current expectations. MetaSolv assumes no obligation to update any such forward-looking statement. Using the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, MetaSolv cautions you that these statements may be affected by the important factors, among others, described in the documents and reports filed by MetaSolv from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for 2003, as well as by other factors, including, but not limited to: the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure.

METASOLV, INC.

Summary Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues	$19,565	$21,125
Loss from operations	$(6,461)	$(12,901)
Net loss	$(6,422)	$(9,852)
Basic and diluted loss per share	$(0.17)	$(0.26)
Basic and diluted weighted average shares outstanding	38,758	37,940

Pro forma(1)
Net loss	$(3,133)	$(3,512)
Basic and diluted loss per share	$(0.08)	$(0.09)

(1)	See page 6 for a reconciliation of pro forma net loss and net loss in accordance with accounting principles generally accepted in the United States of America.

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MetaSolv Reports First Quarter Results

April 28, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31
	2004	2003
Revenues:
License	$5,906	$7,576
Service	13,659	13,549

Total revenues	19,565	21,125

Cost of revenues:
License	173	534
Service	7,133	8,291
Amortization of intangible assets	1,064	1,613

Total cost of revenues	8,370	10,438

Gross profit	11,195	10,687

Operating expenses:
Research and development	7,040	7,826
Sales and marketing	5,708	6,118
General and administrative	2,760	4,450
Restructuring and other costs	2,148	1,327
In-process research and development write-off	—	1,640
Goodwill impairment	—	2,227

Total operating expenses	17,656	23,588

Loss from operations	(6,461)	(12,901)
Interest and other income, net	153	334

Loss before taxes	(6,308)	(12,567)
Income tax expense (benefit)	114	(2,479)
Minority interest	—	236

Net loss	$(6,422)	$(9,852)

Basic and diluted loss per share of common stock	$(0.17)	$(0.26)

Basic and diluted weighted average shares outstanding	38,758	37,940

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MetaSolv Reports First Quarter Results

April 28, 2004

METASOLV, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
License	$5,906	$7,576
Service	13,659	13,549

Total revenues	19,565	21,125

Cost of revenues:
License	173	534
Service	7,131	8,291

Total cost of revenues	7,304	8,825

Gross profit	12,261	12,300

Operating expenses:
Research and development	7,028	7,826
Sales and marketing	5,702	6,118
General and administrative	2,688	4,577

Total operating expenses	15,418	18,521

Loss from operations	(3,157)	(6,221)
Interest and other income, net	138	302

Loss before taxes	(3,019)	(5,919)
Income tax expense (benefit)	114	(2,171)
Minority interest	—	236

Net loss	$(3,133)	$(3,512)

Basic and diluted loss per share of common stock	$(0.08)	$(0.09)

Basic and diluted weighted average shares outstanding	38,758	37,940

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MetaSolv Reports First Quarter Results

April 28, 2004

METASOLV, INC.

RECONCILIATION OF NET LOSS AND PRO FORMA NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Net loss	$(6,422)	$(9,852)
Amortization of intangible assets	1,064	1,613
Stock compensation expense	92	(127)
Restructuring and other costs	2,148	1,327
In process research and development write-off	—	1,640
Goodwill impairment	—	2,227
Gain on investments	(15)	(32)
Income tax benefit	—	(308)

Pro forma net loss	$(3,133)	$(3,512)

The company’s pro forma results should not be considered a measure of financial performance under accounting principles generally accepted in the United States of America. Items excluded from these results are significant components in understanding and assessing financial performance. Pro forma results are an analytical indicator used by management to evaluate company performance and allocate resources. Pro forma results should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because pro forma results are not a measurement determined in accordance with accounting principles generally accepted in the United States of America and are thus susceptible to varying calculations, they may not be comparable, as presented, to other similarly titled measures of other companies. Net loss is the financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America that is most comparable to MetaSolv’s pro forma results, as defined.

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MetaSolv Reports First Quarter Results

April 28, 2004

METASOLV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2004	December 31, 2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,426	$17,870
Marketable securities	19,304	23,993
Trade accounts receivable, less allowance for doubtful accounts of $3,336 in 2004 and $3,327 in 2003	13,503	11,330
Unbilled receivables	1,728	1,622
Prepaid expenses	3,048	2,307
Other current assets	1,579	1,493

Total current assets	56,588	58,615

Property and equipment, net	11,955	13,118
Intangible assets	5,409	6,473
Other assets	1,298	1,238

Total assets	$75,250	$79,444

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,855	$4,748
Accrued expenses	23,543	22,625
Deferred revenue	9,270	8,374

Total current liabilities	37,668	35,747

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.005 par value, 100,000,000 shares authorized, shares issued and outstanding: 39,127,865 in 2004, and 38,576,708 in 2003	196	193
Additional paid-in capital	146,246	145,260
Deferred compensation	(476)	(18)
Accumulated other comprehensive income	177	401
Accumulated deficit	(108,561)	(102,139)

Total stockholders’ equity	37,582	43,697

Total liabilities and stockholders’ equity	$75,250	$79,444

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